Exhibit 99.1

Earnings Release

IRET ANNOUNCES FINANCIAL AND OPERATING RESULTS

FOR THE QUARTER AND YEAR-TO-DATE ENDED OCTOBER  31, 2016 AND DISTRIBUTIONS FOR THE THIRD QUARTER OF FISCAL YEAR 2017

- Increases Total Revenue by 9.2% Year over Year for Second Quarter of Fiscal Year 2017 -

- Reports Funds From Operations of $0.12 per Share/Unit for Second Quarter of Fiscal Year 2017 –

- Introduces New Regular Dividend of $0.07 and Special Dividend of $0.06 for the Third Quarter of Fiscal Year 2017 -

(Minot, ND) – December 12, 2016 - IRET (NYSE: IRET) today reported its financial and operating results for the quarter and year-to-date ended October  31, 2016 and distributions for the third quarter of fiscal year 2017.

Second Quarter Fiscal Year 2017 Highlights

•	Total revenue was $50.6 million, up 9.2% from the second quarter of fiscal year 2016.
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Net income available to common shareholders was $8.7 million compared to $13.8 million for the second quarter of fiscal year 2016.  The decrease in net income available to common shareholders was primarily due to decreased income from discontinued operations in the three months ended October 31, 2016, as IRET continues to implement its strategic initiative to sell non-core assets.

•	Reported Funds from Operations (“FFO”) of $16.5 million, or $0.12 per share/unit.
•	Multifamily Net Operating Income (“NOI”) growth year over year was 15.0%.
•	Acquired the remaining 41.41% minority interest in the joint venture entity that owns the Red 20 multifamily property for a purchase price totaling $4.9 million.
•	Disposed of eight senior housing properties and one parcel of unimproved land in Idaho for a sale price of $43.9 million, netting approximately $30.0 million in proceeds.
•	Entered into sales agreements for the planned disposition of the remainder of IRET’s senior housing properties, and one multifamily property, for a total of approximately $236.0 million.

Year to Date Fiscal Year 2017 Highlights

•	Total revenue was $100.2 million, up 9.7% from the same period in fiscal year 2016.
•

Net (loss) income available to common shareholders for the six months ended October 31, 2016 was $(15.8) million compared to $15.4 million for the same period of the prior fiscal year. The decrease in net income available to common shareholders was primarily due to non-cash impairment expense.

•	FFO of $32.3 million or $0.24 per share/unit.
•	Same store multifamily NOI growth year over year was 1.6%, excluding energy impacted markets.
•	Completed renovation of 726 units under the value add program, achieving average rental rate increases of 12.8%.
•	Redeemed all the Series A preferred shares on December 2, 2016.
•	Adjusted the dividend to a level that is covered by operating cash flow.
•	Authorized a share repurchase program of up to $50 million worth of common shares and/or Series B preferred shares over a one-year period.

Chief Executive Officer Tim Mihalick commented, “We are pleased with our fiscal second quarter results, highlighted by a 15.0% increase in NOI for our multifamily portfolio, which reflects the significant value we are creating with the transformation of our company to a premier, Midwest focused multifamily REIT.”

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Mr. Mihalick continued, “While several of our markets continue to work through challenges due to volatile energy markets and increased supply, our overall portfolio enjoys healthy fundamentals and continues to drive robust revenue growth.  With our development pipeline now substantially completed and providing meaningful NOI,  IRET is positioned to create significant shareholder value as we lease-up properties and drive organic growth. Our new dividend policy will augment organic growth as well. Further, with the pending sale of the remaining senior housing portfolio expected to provide approximately $170 million in net proceeds to IRET and our recent redemption of our Preferred A Shares, our balance sheet is well-positioned to opportunistically support our strategic goal to grow our cash flow with high quality multifamily investments.  As we move into calendar year 2017, we remain focused on executing on our strategic initiatives, which we believe will create long-term shareholder value.”

Financial Results for the Three and Six Months Ended October  31, 2016 Compared to the Prior Year Periods

Net income available to common shareholders for the quarter ended October  31, 2016 was $8.7 million compared to $13.8 million for the same period of the prior fiscal year. The decrease in net income available to common shareholders was primarily due to decreased income from discontinued operations in the three months ended October 31, 2016. Net (loss) income available to common shareholders for the six months ended October 31, 2016 was $(15.8) million compared to $15.4 million for the same period of the prior fiscal year. The decrease was primarily due to non-cash impairment expense.

FFO for the quarter ending October  31, 2016 was $16.5 million or $0.12 per share/unit. FFO for the six months ended October 31, 2016 was $32.3 million or $0.24 per share/unit.

The table below highlights FFO and Adjusted Funds from Operations (“AFFO”) results for the most recent five quarters.

	Q2 ended	Q1 ended	Q4 ended	Q3 ended	Q2 ended
	October 31, 2016	July 31, 2016	April 30, 2016	January 31, 2016	October 31, 2015
FFO per share	$.12	$.12	$.14	$.40	$.06
AFFO per share	$.11	$.10	$.11	$.13	$.11

Occupancy

Occupancy as of October 31, 2016 compared to October 31, 2015 decreased in our multifamily and healthcare segments on a same-store basis. Occupancy represents the actual number of units or square footage leased divided by the total number of units or square footage at the end of the period.

	Same-Store Properties		All Properties
	As of October 31,		As of October 31,
Segments	2016	2015	2016	2015
Multifamily	92.9%	95.2%	91.2%	91.9%
Healthcare	92.8%	95.8%	88.9%	90.0%

Operating Results for the Three Months Ended October  31, 2016 Compared to the Prior Year Period

Total revenue increased by $4.3 million, or 9.2%, in the three months ended October  31, 2016 compared to same period one year ago.

NOI from all properties increased by $2.6 million, or 10.0%, for the quarter ended October  31, 2016 compared to the same period one year ago. Non-Same-Store properties, primarily IRET’s multifamily developments, provided for an increase in NOI of $3.1 million while Same-Store NOI decreased by approximately $486,000 for the quarter ending October  31, 2016 compared to the same period one year ago. The decrease was primarily due to reduced revenues at properties located in energy impacted markets in western North Dakota.

Operating Results for the Six Months Ended October 31, 2016 Compared to the Prior Year Period

Total revenue increased by $8.8 million, or 9.7%, in the six months ended October 31, 2016 compared to same period one year ago.

NOI from all properties increased by $3.9 million, or 7.3%, for the six months ended October 31, 2016 compared to the same period one year ago. Non-Same-Store properties, primarily IRET’s multifamily developments, provided for an increase in NOI of $6.7 million while Same-Store NOI decreased by $2.8 million for the six months ended October 31, 2016 compared to the same period one year ago. The decrease was primarily due to reduced revenues at properties located in energy impacted markets in western North Dakota.

Multifamily Results for the Three Months Ended October  31, 2016 Compared to the Prior Year Period

Multifamily (including Non-Same-Store) NOI increased by approximately $2.7 million or 15.0% for the quarter ended October  31, 2016 compared to the same period one year ago.

Multifamily Results for the Six Months Ended October 31, 2016 Compared to the Prior Year Period

Multifamily (including Non-Same-Store) NOI increased by approximately $4.9 million or 13.5% for the six months ended October 31, 2016 compared to the same period one year ago.

Same-Store Multifamily Results for the Three Months Ended October 31, 2016 Compared to the Three Months Ended July 31, 2016

Excluding Minot and Williston, North Dakota, the Same-Store portfolio showed improving NOI results quarter over quarter.  In the energy impacted market of Williston, average rental rates dropped; however, average rental rates increased in Minot. Most markets experienced revenue growth, NOI growth and average rental rate increases. IRET’s operating margins of Same-Store multifamily NOI to gross revenues decreased by 59 basis points quarter over quarter to 56.42% for the second quarter of fiscal year 2017, as compared to the first quarter of fiscal year 2017.

The table below represents Same-Store multifamily performance by region for the second quarter ending October 31, 2016 compared to the first quarter ending July 31, 2016.

			FY17Q2	FY17Q2	FY17Q2	2nd Quarter Increase (Decrease) From 1st Quarter
			Weighted	% of	Average			Net	Average	Weighted
	Rentable	Occupancy	Average	Actual	Rental			Operating	Rental	Average
Regions	Units	10/31/2016	Occupancy(1)	NOI	Rate(2)	Revenues	Expenses(4)	Income	Rate	Occupancy
Minneapolis, MN	559	94.5%	92.8%	5.3%	$965	2.7%	2.5%	2.8%	3.1%	(0.4)%
Rochester, MN	1,106	92.1%	91.0%	13.0%	$1,124	(0.8)%	10.6%	(7.4)%	1.8%	(2.6)%
St. Cloud, MN	1,187	91.7%	90.3%	9.3%	$919	1.1%	2.3%	(0.1)%	3.9%	(2.8)%
Bismarck, ND	977	89.6%	89.7%	11.1%	$1,048	4.8%	1.2%	7.1%	2.7%	2.1%
Grand Forks, ND	1,230	90.2%	90.8%	11.7%	$926	(0.4)%	(4.1)%	2.4%	1.2%	(1.6)%
Omaha, NE	1,370	96.1%	95.5%	12.2%	$886	0.8%	(0.3)%	1.8%	1.5%	(0.7)%
Rapid City, SD	474	95.4%	95.7%	4.6%	$922	0.2%	(1.9)%	1.8%	1.7%	(1.5)%
Sioux Falls, SD	969	95.8%	95.7%	8.2%	$855	1.5%	(1.5)%	4.2%	2.4%	(0.9)%
Topeka, KS	1,042	93.3%	92.7%	8.5%	$809	1.9%	3.7%	0.6%	3.6%	(1.7)%
Billings, MT	770	94.7%	93.4%	7.8%	$930	2.3%	(3.5)%	6.5%	(0.6)%	2.9%
Same Store Subtotals	9,684	93.1%	92.4%	91.7%	$937	1.2%	1.1%	1.4%	2.1%	(0.9)%
Minot, ND(3)	640	91.9%	92.3%	6.6%	$1,088	(0.6)%	16.5%	(11.8)%	0.8%	(1.4)%
Williston, ND(3)	189	84.7%	80.5%	1.7%	$1,143	(12.2)%	4.7%	(23.6)%	(18.2)%	6.0%
Same Store Property Totals	10,513	92.9%	92.2%	100.0%	$950	0.8%	2.2%	(0.2)%	1.5%	(0.7)%

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.
(4)

Same-Store results by region do not include offsite costs associated with property management or casualty-related amounts, which increased by $55,000 and decreased by $814,000, respectively, for FY17 Q2 as compared to FY17 Q1.

Same-Store Multifamily Results for the Three Months Ended October  31, 2016 Compared to the Prior Year Period

Excluding Minot and Williston, North Dakota, the Same-Store portfolio showed improving NOI results year over year.  In the energy impacted markets of Minot and Williston, average rental rates dropped substantially.  Elsewhere in North Dakota, Bismarck and Grand Forks had increased vacancy due primarily to supply entering the market, but these regions did not experience a significant decrease in average rental rates.  Expense increases in select markets in the table below were primarily due to increased utility expenses. IRET’s operating margins of Same-Store multifamily NOI to gross revenues decreased by 35 basis points year over year to 56.42% for the second quarter of fiscal year 2017, as compared to the same period in the prior fiscal year.

The table below represents Same-Store multifamily performance by region for the second quarter ending October 31, 2016 compared to the same period one year ago.

			FY17Q2	FY17Q2	FY17Q2	2nd Quarter Increase (Decrease) From Prior Year’s 2nd Quarter
			Weighted	% of	Average			Net	Average	Weighted
	Rentable	Occupancy	Average	Actual	Rental			Operating	Rental	Average
Regions	Units	10/31/2016	Occupancy(1)	NOI	Rate(2)	Revenues	Expenses(4)	Income	Rate	Occupancy
Minneapolis, MN	559	94.5%	92.8%	5.3%	$965	9.2%	10.0%	8.6%	10.9%	(1.7)%
Rochester, MN	1,106	92.1%	91.0%	13.0%	$1,124	0.1%	6.7%	(4.0)%	6.5%	(6.4)%
St. Cloud, MN	1,187	91.7%	90.3%	9.3%	$919	2.8%	1.4%	4.2%	8.5%	(5.7)%
Bismarck, ND	977	89.6%	89.7%	11.1%	$1,048	(4.2)%	(6.5)%	(2.7)%	(1.0)%	(3.2)%
Grand Forks, ND	1,230	90.2%	90.8%	11.7%	$926	(4.5)%	(3.5)%	(5.2)%	0.1%	(4.6)%
Omaha, NE	1,370	96.1%	95.5%	12.2%	$886	1.3%	6.5%	(2.6)%	2.6%	(1.3)%
Rapid City, SD	474	95.4%	95.7%	4.6%	$922	3.6%	(2.7)%	8.8%	3.6%	—%
Sioux Falls, SD	969	95.8%	95.7%	8.2%	$855	5.5%	(10.4)%	24.8%	6.5%	(1.0)%
Topeka, KS	1,042	93.3%	92.7%	8.5%	$809	3.0%	(2.5)%	7.6%	6.7%	(3.7)%
Billings, MT	770	94.7%	93.4%	7.8%	$930	2.7%	1.2%	3.8%	3.3%	(0.6)%
Same Store Subtotals	9,684	93.1%	92.4%	91.7%	$937	1.1%	(0.1)%	2.1%	4.3%	(3.2)%
Minot, ND(3)	640	91.9%	92.3%	6.6%	$1,088	(16.4)%	(0.2)%	(26.7)%	(20.4)%	4.0%
Williston, ND(3)	189	84.7%	80.5%	1.7%	$1,143	(42.5)%	(28.4)%	(51.4)%	(47.4)%	4.9%
Same Store Property Totals	10,513	92.9%	92.2%	100.0%	$950	(1.7)%	(0.9)%	(2.3)%	0.1%	(1.8)%

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.
(4)

Same-Store results by region do not include offsite costs associated with property management or casualty-related amounts, which increased by $124,000 and decreased by $405,000, respectively, for FY17 Q2 as compared to FY16 Q2.

Same-Store Multifamily Results for the Six Months Ended October 31, 2016 Compared to the Prior Year Period

Excluding Minot and Williston, North Dakota, the Same-Store portfolio showed improving NOI results year over year.  In the energy impacted markets of Minot and Williston, average rental rates dropped substantially.  Elsewhere in North Dakota, Bismarck and Grand Forks had increased vacancy due primarily to supply entering the market, but these regions did not experience a significant decrease in average rental rates.  Expense increases in select markets in the table below were primarily due to increased maintenance expenses. IRET’s operating margins of Same-Store multifamily NOI to gross revenues decreased by 64 basis points year over year to 56.70% for the six months ended October 31, 2016, as compared to the same period in the prior fiscal year.

The table below represents Same-Store multifamily performance by region for the six months ended October 31, 2016 compared to the same period one year ago.

			FY17Q2 YTD	FY17Q2 YTD	FY17Q2 YTD	Increase (Decrease) From Prior Year 6 Month Period
			Weighted	% of	Average			Net	Average	Weighted
	Rentable	Occupancy	Average	Actual	Rental			Operating	Rental	Average
Regions	Units	10/31/2016	Occupancy(1)	NOI	Rate(2)	Revenues	Expenses	Income	Rate	Occupancy
Minneapolis, MN	559	94.5%	93.0%	5.3%	$950	7.6%	8.9%	6.5%	9.7%	(2.1)%
Rochester, MN	1,106	92.1%	92.2%	13.5%	$1,114	1.8%	4.0%	0.4%	6.0%	(4.2)%
St. Cloud, MN	1,187	91.7%	91.5%	9.3%	$902	4.3%	(3.4)%	13.7%	7.2%	(2.9)%
Bismarck, ND	977	89.6%	88.8%	10.7%	$1,035	(6.8)%	(2.7)%	(9.2)%	(1.9)%	(4.9)%
Grand Forks, ND	1,230	90.2%	91.5%	11.5%	$920	(4.0)%	(1.3)%	(5.9)%	(0.3)%	(3.7)%
Omaha, NE	1,370	96.1%	95.8%	12.1%	$880	0.9%	5.0%	(2.2)%	1.6%	(0.7)%
Rapid City, SD	474	95.4%	96.4%	4.6%	$914	3.6%	(1.5)%	7.7%	3.5%	0.1%
Sioux Falls, SD	969	95.8%	96.1%	8.0%	$845	4.8%	(2.9)%	12.8%	5.9%	(1.1)%
Topeka, KS	1,042	93.3%	93.4%	8.5%	$795	4.0%	(3.0)%	10.0%	6.0%	(2.0)%
Billings, MT	770	94.7%	92.1%	7.5%	$933	2.3%	5.7%	—%	4.1%	(1.8)%
Same Store Subtotals	9,684	93.1%	92.8%	91.0%	$927	1.1%	0.5%	1.6%	3.7%	(2.6)%
Minot, ND(3)	640	91.9%	92.9%	7.0%	$1,083	(18.8)%	(4.9)%	(26.8)%	(22.4)%	3.6%
Williston, ND(3)	189	84.7%	77.5%	2.0%	$1,270	(45.4)%	(29.6)%	(53.5)%	(45.7)%	0.3%
Same Store Property Totals	10,513	92.9%	92.5%	100.0%	$943	(2.3)%	(0.8)%	(3.4)%	0.8%	(1.5)%

(1)	Weighted average occupancy is defined as gross potential rent less vacancy losses divided by gross potential rent for the period.
(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.
(3)	Denotes markets with high exposure to energy-related industries.
(4)

Same-Store results by region do not include offsite costs associated with property management or casualty-related amounts, which increased by $571,000 and $100,000, respectively, for the six months ended October 31, 2016 as compared to the six months ended October 31, 2015.

In addition to initiatives to grow the multifamily portfolio through acquisitions and development, IRET has launched a value add program whereby IRET is committing an estimated $3.5 million per quarter to rehab approximately 1,500 units in fiscal year 2017. Apartments will be remodeled as the leases expire and upgrades will include a variety of new appliances, flooring, lighting, kitchen cabinets, and bathroom upgrades. During the second quarter of fiscal year 2017, under the value add program, IRET completed the remodeling of 276 units at an average cost of $8,764, bringing the total units renovated during the fiscal year to 726, which are achieving average rental rate increases of 12.8%.

Acquisition

During the second quarter of fiscal year 2017, IRET acquired the remaining 41.41% minority interest in the joint venture entity that owns the Red 20 multifamily property for a purchase price totaling $4.9 million.

Development Project in Progress

Monticello Crossings is a 202 unit, $31.8 million multifamily development project in Monticello, Minnesota. As of October 31, 2016, 65.9% of the units are leased or committed. Construction is expected to be completed in the fourth quarter of fiscal year 2017.

Development Projects Placed in Service

During the three months ended October 31, 2016, no development projects were placed in service. During the six months ended October  31, 2016, one development project was placed in service, as detailed in the following table:

			Occupancy	Development Cost
		Rentable Sq Ft or	as of	as of	Anticipated
Project Name and Location	Segment	Number of Units	October 31, 2016	October 31, 2016	Same Store Date
71 France - Edina, MN(1)	Multifamily	241	89.2%	72,276	1Q 2019

(1)	We are currently an approximately 52.6% partner in the joint venture entity constructing this project. The anticipated total cost amount given is the total cost to the joint venture entity.

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Disposition Activity

During the three months ended October 31, 2016, IRET disposed of eight senior housing properties and one parcel of unimproved land in Idaho for a sale price of $43.9 million.  Additionally, IRET announced it entered into six separate sales agreements for the planned disposition of 26 of IRET’s senior housing properties, and one multifamily property, for a total of approximately $236.0 million.  IRET expects these sales to close in the calendar 2017.

Liquidity

At October  31, 2016, IRET had $68.7 million cash on hand and $52.5 million available on its line of credit, which matures September 1, 2017.

Quarterly Distributions

On October 3, 2016, IRET paid a quarterly distribution of $0.13 per common share and unit of IRET Properties. This was IRET’s 182st consecutive distribution. IRET also paid, on September  30, 2016, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.

Guidance

For the fiscal year ending April 30, 2017, management is revising its estimate of FFO to a range of $0.48 to $0.52 per share/unit, from the prior range of $0.48 to $0.54 per share/unit. This guidance revision at the top end of the range reflects management’s view of current market conditions, and its assumption of Same-Store multifamily NOI growth of (1.0)% to (3.0)%, which is a revision from the prior range of 2.0% to 4.0%. No other changes have been made. This guidance reflects the earnings impact of certain events referenced in this release and will be discussed during the scheduled second quarter fiscal year 2017 conference call. This is a reflection of the challenges our Same Store portfolio has faced in North Dakota specifically due to continued weak demand in our energy impacted markets and supply pressure in various markets. Excluding our North Dakota markets, Same Store multifamily NOI growth for the balance of the portfolio year over year for the six months ending 10/31/16 was 4.9%. This guidance does not include the operational or capital impact of any future acquisition, development, disposition, or capital markets activity, including potential transactions discussed as part of the Company’s strategic initiatives that have been announced but not yet closed. A number of factors could impact the Company’s ability to meet its guidance and assumption, and there can be no assurance that the Company can achieve such results. This guidance and the underlying assumptions are subject to change.

Completion of Redemption of Series A preferred shares

Subsequent to the end of the second quarter of fiscal year 2017, as previously announced, on December 2, 2016, IRET completed the redemption of the Series A preferred shares for an aggregate redemption price of $29.2  million, and such shares are no longer deemed outstanding as of such date.

Declaration of Distributions for Third Quarter of Fiscal Year 2017

The Board of Trustees has declared quarterly distributions in the aggregate amount of $0.13 per share/unit, payable on January 17, 2017 to common shareholders and unitholders of record at the close of business on January 3, 2017.  The distributions consist of a regular quarterly distribution of $0.07 per share/unit and a special distribution of $0.06 per share/unit associated with capital gains from property disposition transactions. IRET may pay additional special distributions in the future as it manages the capital gains realized as a result of the disposition of properties.   IRET will announce the final tax treatment for calendar year 2016 distributions on its common and preferred shares of beneficial interest in January 2017.

Additionally, the Board of Trustees declared a distribution of $0.496875 per share on the 7.95% Series B Cumulative Redeemable Preferred Shares (NYSE: IRET PRB), payable on January 2, 2017 to holders of record at the close of business on December 23, 2016. Series B preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.9875 per share.

Share Repurchase Authorization

On December 7, 2016, the Board of Trustees authorized a share repurchase program of up to $50 million worth of its common shares and/or Series B preferred shares over a one-year period. Under this program, IRET may repurchase its shares in open-market purchases including pursuant to Rule 10b5-1 plans, as determined by management and in accordance with the requirements of the Securities and Exchange Commission. The extent to which IRET repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by the executive management team. The program may be suspended or discontinued at any time.

Negotiations regarding New Financing

IRET is currently negotiating for a new $300 million, four-year, unsecured, variable interest rate line of credit with a group of lenders.  IRET anticipates that the maximum borrowing capacity under the line of credit will be based on the value of an unencumbered asset pool (UAP) and the line of credit will be guaranteed by IRET and any subsidiary that owns a UAP property. Interest on the line of credit is expected to be based on a margin percentage over LIBOR that will vary based on IRET’s total leverage ratio.  IRET further anticipates that the credit facility agreements will provide for customary fees and contain covenants, representations and warranties and events of default customary for borrowings of this type.

IRET anticipates initially using a portion of the proceeds from borrowings under the line of credit to repay approximately $150 million of secured mortgage debt to decrease interest expense and provide flexibility to execute on its strategic plans.

IRET expects to close on the line of credit in early calendar 2017.  However, the line of credit is subject to lender commitments, the negotiation and execution of definitive documentation and other uncertainties, many of which are not within IRET’s control, and there can be no assurance that IRET will obtain this line of credit on the terms as described above or at all.

Conference Call Information

The conference call for  Second Quarter Earnings is scheduled for Tuesday,  December 13, 2016 at 10:00 A.M. Eastern Time. Conference call access information is as follows:

USA Toll Free Number: 1-877-509-9785

International Toll Free Number: 1-412-902-4132

Canada Toll Free Number: 1-855-669-9657

About IRET

IRET focuses on the acquisition, development, redevelopment and management of multifamily communities located primarily in select growth markets throughout the Midwest. As of October  31, 2016, IRET owned interests in 130 properties that were held for investment, consisting of: (1) 86 multifamily properties consisting of 12,751 units, and (2) 44 commercial properties, including 30 healthcare properties, containing a total of approximately 2.7 million square feet of leasable space.    IRET’s common shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET and IRETPRB, respectively). IRET’s press releases and supplemental information are available on its website at www.iret.com or by contacting Investor Relations at 701-837-7104.

Supplemental Information

IRET produced the Supplemental Operating and Financial Data for the Quarter Ended October  31, 2016 (“Supplemental Information”), which is available on IRET’s website at www.iret.com.

Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined under the section titled “Definitions” in the Supplemental Information.

Forward-Looking Statements

This earnings release, including the Supplemental Information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which may be identified by the use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters, specifically including IRET’s future plans, anticipated operating results, anticipated timing of development projects being placed into service, anticipated implementation and results of its value add program, and anticipated timing of properties becoming same-store properties, are based on IRET’s expectations, forecasts and assumptions at the time of this earnings release. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Such risks, uncertainties and other factors that might cause such differences include, but are not limited to: intentions and expectations regarding future distributions on common shares and units; changes in operating costs; fluctuations in interest rates; adverse capital and credit market conditions that might affect IRET’s access to various sources of capital and cost of capital; IRET’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other payment dates; IRET’s ability to maintain financial covenant compliance under its debt agreements; adequate insurance coverage; the effect of government regulation; delays or inability to obtain necessary governmental permits and authorizations; changes in general and local economic and real estate market conditions; changes in demand for IRET properties that may result in lower than expected occupancy and/or rental rates; ability to acquire quality properties in IRET’s targeted markets; ability to successfully dispose of certain assets; competition for tenants from similar competing properties; IRET’s ability to attract and retain skilled personnel; cyber-intrusion; abandonment of development or redevelopment opportunities for which IRET has already incurred costs; delays in completing development, redevelopment and/or lease up of properties and increased costs; IRET’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; and those risks and uncertainties detailed from time to time in IRET’s filings with the Securities and Exchange Commission, including IRET’s Form 10-K for the fiscal year ended April 30, 2016 and subsequent quarterly reports on Form 10-Q.

IRET assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	October 31, 2016	April 30, 2016
ASSETS
Real estate investments
Property owned	$1,665,354	$1,681,471
Less accumulated depreciation	(321,790)	(312,889)
	1,343,564	1,368,582
Development in progress	20,921	51,681
Unimproved land	19,069	20,939
Total real estate investments	1,383,554	1,441,202
Assets held for sale and assets of discontinued operations	191,233	220,537
Cash and cash equivalents	68,729	66,698
Other investments	—	50
Receivable arising from straight-lining of rents, net of allowance of $299 and $333, respectively	7,660	7,179
Accounts receivable, net of allowance of $192 and $97, respectively	9,815	1,524
Real estate deposits	1,370	—
Prepaid and other assets	3,496	2,937
Intangible assets, net of accumulated amortization of $5,261 and $6,230, respectively	842	1,858
Tax, insurance, and other escrow	4,786	5,450
Property and equipment, net of accumulated depreciation of $1,051 and $1,058, respectively	928	1,011
Goodwill	1,645	1,680
Deferred charges and leasing costs, net of accumulated amortization of $3,603 and $3,719, respectively	5,261	4,896
TOTAL ASSETS	$1,679,319	$1,755,022
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
LIABILITIES
Liabilities held for sale and liabilities of discontinued operations	$69,326	$77,488
Accounts payable and accrued expenses	40,382	39,727
Revolving line of credit	47,500	17,500
Mortgages payable, net of unamortized loan costs of $4,222 and $4,931, respectively	779,568	812,393
Construction debt and other	82,742	82,130
TOTAL LIABILITIES	1,019,518	1,029,238
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	8,585	7,522
EQUITY
Investors Real Estate Trust shareholders’ equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at October 31, 2016 and April 30, 2016, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at October 31, 2016 and April 30, 2016, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 121,701,433 shares issued and outstanding at October 31, 2016, and 121,091,249 shares issued and outstanding at April 30, 2016)	920,759	922,084
Accumulated distributions in excess of net income	(489,356)	(442,000)
Total Investors Real Estate Trust shareholders’ equity	570,077	618,758
Noncontrolling interests – Operating Partnership (16,228,507 units at October 31, 2016 and 16,285,239 units at April 30, 2016)	71,994	78,484
Noncontrolling interests – consolidated real estate entities	9,145	21,020
Total equity	651,216	718,262
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,679,319	$1,755,022

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
REVENUE
Real estate rentals	$45,859	$41,868	$90,844	$82,618
Tenant reimbursement	4,750	4,478	9,376	8,773
TOTAL REVENUE	50,609	46,346	100,220	91,391
EXPENSES
Property operating expenses, excluding real estate taxes	15,814	15,052	31,871	28,540
Real estate taxes	5,759	4,899	11,336	9,715
Depreciation and amortization	13,531	12,405	27,798	23,622
Impairment of real estate investments	—	1,873	54,153	3,158
General and administrative expenses	2,702	2,933	5,308	5,387
Acquisition and investment related costs	4	391	47	398
Other expenses	816	813	1,668	1,230
TOTAL EXPENSES	38,626	38,366	132,181	72,050
Operating (loss) income	11,983	7,980	(31,961)	19,341
Interest expense	(10,626)	(8,741)	(20,990)	(16,555)
Loss on extinguishment of debt	—	(106)	—	(106)
Interest income	600	565	1,172	1,121
Other income	37	100	510	151
Income (loss) before (loss) gain on sale of real estate and other investments, and income from discontinued operations	1,994	(202)	(51,269)	3,952
(Loss) gain on sale of real estate and other investments	(103)	—	8,855	(175)
Income (loss) from continuing operations	1,891	(202)	(42,414)	3,777
Income from discontinued operations	10,399	16,879	14,110	17,627
NET INCOME (LOSS)	12,290	16,677	(28,304)	21,404
Net (income) loss attributable to noncontrolling interests – Operating Partnership	(1,174)	(1,527)	2,122	(1,713)
Net loss attributable to noncontrolling interests – consolidated real estate entities	484	1,516	16,139	1,515
Net income (loss) attributable to Investors Real Estate Trust	11,600	16,666	(10,043)	21,206
Dividends to preferred shareholders	(2,878)	(2,878)	(5,757)	(5,757)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$8,722	$13,788	$(15,800)	$15,449
(Loss) earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$—	$(.01)	$(.23)	$—
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.07	.12	.10	.12
NET INCOME (LOSS) PER COMMON SHARE – BASIC & DILUTED	$.07	$.11	$(.13)	$.12
DIVIDENDS PER COMMON SHARE	$.13	$.13	$.26	$.26

x

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO

INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS

z

	(in thousands, except per share amounts)
Three Months Ended October 31,	2016			2015
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net income attributable to Investors Real Estate Trust	$11,600			$16,666
Less dividends to preferred shareholders	(2,878)			(2,878)
Net income available to common shareholders	8,722	121,154	$0.07	13,788	124,665	$0.11
Adjustments:
Noncontrolling interest – Operating Partnership	1,174	16,264		1,527	13,900
Depreciation and amortization of real property	12,971			14,860
Impairment of real estate investments	—			1,873
Gain on depreciable property sales	(6,400)			(23,909)
FFO applicable to Common Shares and Units(1)	$16,467	137,418	$0.12	$8,139	138,565	$0.06

	(in thousands, except per share amounts)
Six Months Ended October 31,	2016			2015
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net (loss) income attributable to Investors Real Estate Trust	$(10,043)			$21,206
Less dividends to preferred shareholders	(5,757)			(5,757)
Net (loss) income available to common shareholders	(15,800)	121,135	$(0.13)	15,449	124,757	$0.12
Adjustments:
Noncontrolling interest – Operating Partnership	(2,122)	16,276		1,713	13,929
Depreciation and amortization of real property	26,408			33,119
Impairment of real estate investments attributable to Investors Real Estate Trust	39,190			3,598
Gain on depreciable property sales	(15,358)			(23,733)
FFO applicable to Common Shares and Units(1)	$32,318	137,411	$0.24	$30,146	138,686	$0.22

(1)Units of the Operating Partnership are exchangeable for cash, or, at our discretion, for Common Shares on a one-for-one basis.

(2)Net income attributable to Investors Real Estate Trust is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended October 31, 2016	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$36,250	$11,661	$2,698	$—	$50,609
Real estate expenses	15,566	4,151	730	1,126	21,573
Net operating income (loss)	$20,684	$7,510	$1,968	$(1,126)	29,036
Depreciation and amortization					(13,531)
General and administrative expenses					(2,702)
Acquisition and investment related costs					(4)
Other expenses					(816)
Interest expense					(10,626)
Interest and other income					637
Income before gain on sale of real estate and other investments					1,994
Loss on sale of real estate and other investments					(103)
Income from continuing operations					1,891
Income from discontinued operations					10,399
Net income					$12,290

	(in thousands)
Three Months Ended October 31, 2015	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$32,176	$11,351	$2,819	$—	$46,346
Real estate expenses	14,191	3,834	620	1,306	19,951
Net operating income (loss)	$17,985	$7,517	$2,199	$(1,306)	26,395
Depreciation and amortization					(12,405)
Impairment of real estate investments					(1,873)
General and administrative expenses					(2,933)
Acquisition and investment related costs					(391)
Other expenses					(813)
Interest expense					(8,741)
Loss on debt extinguishment					(106)
Interest and other income					665
Loss from continuing operations					(202)
Income from discontinued operations					16,879
Net income					$16,677

(1)	Consists of offsite costs associated with property management and casualty-related amounts.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Six Months Ended October 31, 2016	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$71,290	$23,202	$5,728	$—	$100,220
Real estate expenses	30,445	8,343	1,456	2,963	43,207
Net operating income (loss)	$40,845	$14,859	$4,272	$(2,963)	57,013
Depreciation and amortization					(27,798)
Impairment of real estate investments					(54,153)
General and administrative expenses					(5,308)
Acquisition and investment related costs					(47)
Other expenses					(1,668)
Interest expense					(20,990)
Interest and other income					1,682
Loss before gain on sale of real estate and other investments and income from discontinued operations					(51,269)
Gain on sale of real estate and other investments					8,855
Loss from continuing operations					(42,414)
Income from discontinued operations					14,110
Net loss					$(28,304)

	(in thousands)
Six Months Ended October 31, 2015	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments(1)	Total
Real estate revenue	$63,609	$22,130	$5,652	$—	$91,391
Real estate expenses	27,631	7,316	1,228	2,080	38,255
Net operating income (loss)	$35,978	$14,814	$4,424	$(2,080)	53,136
Depreciation and amortization					(23,622)
Impairment of real estate investments					(3,158)
General and administrative expenses					(5,387)
Acquisition and investment related costs					(398)
Other expenses					(1,230)
Interest expense					(16,555)
Loss on debt extinguishment					(106)
Interest and other income					1,272
Income before gain on sale of real estate and other investments					3,952
Loss on sale of real estate and other investments					(175)
Income from continuing operations					3,777
Income from discontinued operations					17,627
Net income					$21,404

(1)	Consists of offsite costs associated with property management and casualty-related amounts.